CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We  consent  to  the  references  to our  firm  under  the captions "Independent
Auditors" and "Financial Statements and Independent Auditors' Report" in the Statement of Additional Information and, to the incorporation therein of our report dated October 3, 2003, on the financial statements in the Registration Statement (Form N-2) of Pioneer Municipal High Income Advantage Trust for the registration of its Auction Preferred Shares.



/s/ ERNST & YOUNG LLP


Boston, Massachusetts
October 24, 2003